UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported):  June 13, 2008

FORTRESS FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in charter)

Wyoming
(State or other Jurisdiction of Incorporation or Organization)

000-24262 (Commission File Number)	1903 60th Place E, Suite M2240 Bradenton, Florida 34203	91-1363905 (IRS Employer Identification No.)
(Address of Principal Executive Offices and zip code)

(954) 840-6961
(Registrant's telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                      OTHER EVENTS

As of June 13, 2008, the Company holds an amount of 1,030,034,482 shares in Bouse Mining Holdings plc which owns the "Bouse" Gold Mining & Exploration interests. This represents 46.8% of the Issued Share Capital of Bouse Mining Holdings plc.

As of June 13, 2008, Company holds an amount of 1,030,421,001 shares of in Copperstone Mining Holdings plc which owns the "South Copperstone" Gold Mining & Exploration interests. This represents 46.8% of the Issued Share Capital of Bouse Mining Holdings plc.

Stockholders of the Company as at November 7, 2005 received an amount of 899,967,718 shares in Bouse Mining Holdings plc as a Stock Dividend. These shares are being held "on book" for and on behalf of these stockholders. This represents 40.9% of the Issued Share Capital of Bouse Mining Holdings plc.

Stockholders of the Company as at December 2, 2005 received an amount of 899,581,199 shares in Copperstone Mining Holdings plc as a Stock Dividend. These shares are being held "on book" for and on behalf of these stockholders. This represents 40.9% of the Issued Share Capital of Copperstone Mining Holdings plc.

As of June 13, 2008, Searchlight Exploration, LLC holds an amount of 219,997,800 shares in Bouse Mining Holdings plc. This represents 9.99% of the Issued Share Capital of Bouse Mining Holdings plc.

 As of June 13, 2008, Searchlight Exploration, LLC holds an amount of 219,997,800 shares in Copperstone Mining Holdings plc. This represents 9.99% of the Issued Share Capital of Copperstone Mining Holdings plc.

As of June 13, 2008, the Company and Searchlight Exploration, LLC entered into a Heads of Agreement to dispose their entire shareholding in both Bouse Mining Holdings plc and in Copperstone Mining Holdings plc; to an OTC Pink Sheets quoted Gold Mining & Exploration Company (hereinafter referred to as "Goldco"). This is to be settled through the issue of restricted Shares of Common Stock in Goldco.

Goldco will hold 56.8% of the Issued Share Capital of both Bouse Mining Holdings plc and Copperstone Mining Holdings plc, upon the completion of this transaction.

Based upon the pricing per share, the Company's stockholding in Goldco, upon the completion of this transaction, will be valued at not less than US$800 million. The Company will not hold in excess of 10% of the outstanding shares in Goldco upon the completion of this transaction.

The Company's shares in Goldco will be restricted for a period of three years from the date of issue and may not be distributed to the Company's stockholders either in whole or in part. The Company will be entitled to mortgage or pledge all or part of its stockholding in Goldco from time to time.

Goldco has indicated that they do not they intend to acquire the remainder of the shares in either Bouse Holdings plc or in Copperstone Mining Holdings plc; at this time.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits

None.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Financial Group, Inc.

June 13, 2008	By:	/s/ Alan Santini
Alan Santini
Chairman and President

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